AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

BY AND AMONG

MARWICH II, LTD.,
A Colorado Corporation,

MARWICH II, LTD.,
a Nevada Corporation

AE BIOFUELS, INC.,
a Nevada Corporation

AND

AMERICAN ETHANOL, INC.,
A Nevada Corporation

DATED AS OF JULY 19, 2007

AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (together with the Disclosure Schedules attached hereto, this “Agreement”), dated as of July 19, 2007, by and among Marwich II, Ltd., a Colorado corporation (“Marwich Colorado”), Marwich II, Ltd., a Nevada corporation, and wholly-owned subsidiary of Marwich Colorado (“Marwich Nevada”), AE Biofuels, Inc., a Nevada corporation and wholly-owned subsidiary of Marwich Nevada (“Merger Sub”), and American Ethanol, Inc., a Nevada corporation (“American”). Marwich Colorado, Marwich Nevada, Merger Sub and American are referred to collectively herein as the “Parties.”

RECITALS

WHEREAS, Marwich Colorado and American entered into an Agreement and Plan of Merger dated June 23, 2006 (the “Original Merger Agreement”), pursuant to which Marwich Colorado and American agreed that Marwich Colorado and American would combine into a single corporation through the merger of American with and into Marwich Colorado with Marwich Colorado being the survivor;

WHEREAS, Marwich Colorado and Marwich Nevada have entered into an Agreement and Plan of Merger of even date herewith pursuant to which Marwich Colorado will merge with and into Marwich Nevada with Marwich Nevada being the survivor for the purpose of effecting the reincorporation of Marwich Colorado in the State of Nevada (the “Reincorporation”).

WHEREAS, the Parties desire to amend and restate the Original Merger Agreement to, among other things, provide that Merger Sub will merge with and into American, and that the outstanding shares of Common Stock (including shares of Series A Preferred Stock which automatically converts into Common Stock on the effectiveness of the merger) and Series B Preferred Stock of American shall be converted into shares of Common Stock and Series B Preferred Stock, respectively, of Marwich Nevada at the rate determined herein (the “Merger”);

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”); and that this Agreement shall be, and hereby is, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I

Definitions

1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

“American Common” shall mean American’s common stock, $.001 par value per share.

“American Common Security” shall mean American options (other than American options issued pursuant to the American Stock Plan) or warrants exercisable for American Common.

“American Conversion Shares” shall have the meaning set forth in Section 5.1.

“American Preferred Shares” shall mean American’s Series A Preferred and Series B Preferred.

“American Preferred Warrants” shall mean American warrants exercisable for American Preferred Shares.

“American Series A Preferred” shall mean American’s Series A Preferred Stock, $.001 par value per share.

“American Series B Preferred” shall mean American’s Series B Preferred Stock, $.001 par value per share.

“American Shares” shall mean American Common and American Preferred.

“American Stock Plan” shall mean American’s 2007 Stock Plan.

“Common Exchange Ratio” shall mean the ratio of Marwich Nevada Common Shares to be received per share of American Common Shares pursuant to the Merger, appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or other change in the Common and/or Preferred Stock of Marwich Nevada and/or American occurring on or prior to the Closing Date.

“Conversion Exchange Ratio” shall mean the ratio of Marwich Nevada Common Shares per share of American Conversion Shares to be received pursuant to the Merger appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or other change in the Common and/or Preferred Stock of Marwich Nevada and/or American occurring on or prior to the Closing Date.

“Encumbrances” shall mean any and all liens, charges, security interests, options, restrictions on use, tenancies or rights of possession of third parties, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

“Environmental Claim” shall mean any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, now or in the past, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Law” shall mean each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“Fractional Securities Fund” shall mean the aggregate cash payments to be made in lieu of fractional Marwich Nevada Shares.

“Governmental Entity” shall mean (i) a court, arbitral tribunal, administrative agency or commission, (ii) a nation, state, county, city town, village, district or other jurisdiction of any nature, (iii) any federal, state, local, municipal, foreign or other government, or (iv) any other governmental or other regulatory authority or agency.

“Knowledge” with respect to a Party hereto shall mean the actual knowledge of any of the executive officers or directors of such Party.

“Marwich Nevada Common” shall mean Marwich Nevada’s common stock, $.001 par value per share.

“Marwich Nevada Series B Preferred” shall mean Marwich Nevada’s Series B Convertible Preferred stock, $.001 par value per share newly created pursuant to Section 7.2.

“Marwich Nevada Shares” shall mean Marwich Nevada Common and Marwich Nevada Series B Preferred.

“Material Adverse Effect” shall mean any adverse change in the properties, financial condition, business or results of operations of Marwich Colorado and Marwich Nevada on the one hand or American on the other hand, which is material to Marwich Colorado and Marwich Nevada on the one hand or American on the other hand.

“Materials of Environmental Concern” shall mean chemicals; pollutants; contaminants; wastes; toxic or hazardous substances, materials and wastes; petroleum and petroleum products; asbestos and asbestos-containing materials; polychlorinated biphenyls; lead and lead-based paints and materials; fungus, mold and radon.

“Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Representative” shall mean, with respect to any Person, any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Requisite Stockholder Approval” shall mean (i) with respect to matters to be approved by the stockholders of Marwich Colorado, the approval of the matters set forth on Exhibit A by the holders of a majority of the outstanding shares of common stock of Marwich Colorado; (ii) with respect to matters to be approved by the stockholders of Marwich Nevada, the approval of the matters set forth on Exhibit A by the holders of a majority of the outstanding shares of common stock of Marwich Nevada; and (iii) with respect to matters to be approved by the stockholders of American, the approval of the matters set forth on Exhibit A by the holders of a majority of the outstanding American Common and American Preferred Shares, voting together as a class on an as-converted basis, and the holders of two-thirds of the outstanding American Preferred Shares voting as a separate class.

“Series B Exchange Ratio” shall mean the ratio of Marwich Nevada Series B Preferred shares per share of American Series B Preferred shares to be received pursuant to the Merger appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or other change in the Common and/or Preferred Stock of Marwich Nevada and/or American occurring on or prior to the Closing Date.

“Significant Tax Agreement” is any agreement to which any Party is a party under which such Party could reasonably be expected to be liable to another party under such agreement in an amount in excess of $10,000 in respect of Taxes payable by such other party to any taxing authority.

“Tax” or “Taxes” refers to any and all Federal, state, local and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity.

ARTICLE II

The Merger; Effective Time; Closing

2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the Nevada Corporate Law (the “NCL”), at the Effective Time (as defined in Section 2.2), Merger Sub shall be merged with and into American, the separate corporate existence of Merger Sub shall thereupon cease and American shall be the successor or surviving corporation. American, as the surviving corporation after the consummation of the Merger, is sometimes hereinafter referred to as the “Surviving Corporation.”

2.2. Effective Time. Subject to the provisions of this Agreement, the Parties shall cause the Merger to be consummated by filing Articles of Merger of Merger Sub and American (the “Articles of Merger”) with the Secretary of State of the State of Nevada in such form as required by, and executed in accordance with, the relevant provisions of the NCL, as soon as practicable on or before the Closing Date (as defined in Section 2.3). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Articles of Merger (the “Effective Time”).

2.3. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article IX, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., local time, at the offices of counsel for American, on the second business day after the receipt of Requisite Stockholder Approval, provided that on or prior thereto, all of the conditions to the obligations of the Parties to consummate the Merger as set forth in Article VIII have been satisfied or waived, or such other date, time or place as is agreed to in writing by the Parties (the “Closing Date”).

2.4. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the NCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate existence of Merger Sub shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of Merger Sub and shall be subject to all the debts and liabilities of Merger Sub in the same manner as if the Surviving Corporation had itself incurred them.

ARTICLE III

Articles of Incorporation and By-Laws of the Surviving Corporation

3.1. Articles of Incorporation; Name. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety to be identical to the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by law and such Articles of Incorporation. In addition, at the Effective Time, Article I of the Articles of Incorporation of Marwich Nevada shall be amended to read as follows: “The name of the corporation is AE Biofuels, Inc.”

3.3. By-Laws. At the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated in their entirety to be identical to the Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

ARTICLE IV

Directors and Officers of the Surviving Corporation

4.1. Directors and Officers. The directors of American immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of American immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE V

Merger Consideration; Conversion or Cancellation of Shares in the Merger

5.1. Share Consideration for the Merger: Conversion or Cancellation of Shares in the Merger. At the Effective Time, the manner of converting or canceling shares of American shall be as follows:

(a) Except as provided in Section 5.5, each share of American Common issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive one (1) share of Marwich Nevada Common. All shares of American Common to be converted into shares of Marwich Nevada Common pursuant to this Section 5.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such shares of American Common shall thereafter cease to have any rights with respect to such shares of American Common, except the right to receive for each of his/her shares of American Common, upon the surrender of the certificate therefor in accordance with Section 5.3, the number of shares of Marwich Nevada Common specified above.

(b) Except as provided in Section 5.5, each share of American Series A Preferred issued and outstanding immediately prior to the Effective Time, shall, in accordance with the terms of the American Series A Preferred as set forth in American’s Articles of Incorporation, automatically convert into shares of American Common at their then effective conversion ratio (the “American Conversion Shares”) and thereafter, by virtue of the Merger and without any action on the part of the holder thereof, each American Conversion Share, will be converted automatically into the right to receive one (1) share of Marwich Nevada Common. All American Conversion Shares to be converted into shares of Marwich Nevada Common pursuant to this Section 5.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such American Conversion Shares shall thereafter cease to have any rights with respect to such American Conversion Shares, except the right to receive for each of his/her American Conversion Shares, upon the surrender of the certificate therefor in accordance with Section 5.3, the number of shares of Marwich Nevada Common specified above.

(c) Except as provided in Section 5.5, each share of American Series B Preferred issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive one (1) share of Marwich Nevada Series B Preferred. All shares of American Series B Preferred to be converted into shares of Marwich Nevada Series B Preferred pursuant to this Section 5.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such shares of American Series B Preferred shall thereafter cease to have any rights with respect to such shares American Series B Preferred, except the right to receive for each of his/her shares of American Series B Preferred, upon the surrender of the certificate therefor in accordance with Section 5.3, the number of shares of Marwich Nevada Series B Preferred specified above.

(d) At the Effective Time, each American Preferred Warrant which is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall cease to represent a right to acquire shares of American Preferred Shares and shall be assumed and shall be converted into a warrant to acquire, on the same terms and conditions as were applicable to the original American Preferred Warrant, that number of shares of Marwich Nevada Common Shares or Marwich Nevada Series B Preferred Shares, as applicable, determined by multiplying the number of shares of American Preferred Shares, as applicable, subject to such American Preferred Warrant immediately prior to the Effective Time by the Conversion Exchange Ratio or Series B Exchange Ratio, as applicable, rounded down to the nearest whole share of American Conversion Shares or Series B Preferred Shares, as applicable, at a price per share (rounded up the nearest one-hundredth of a cent) equal to the per share exercise price specified in such American Preferred Warrant divided by the Conversion Exchange Ratio or Series B Exchange Ratio, as applicable. Prior to the Effective Time, Marwich Nevada shall reserve for issuance the number of shares of Marwich Nevada Common Shares or Series B Preferred necessary to satisfy Marwich Nevada’s obligations under this Section 5.1(d).

(e) At the Effective Time, each American Common Security which is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall cease to represent a right to acquire shares of American Common and shall be assumed and shall be converted into an option or warrant to acquire, on the same terms and conditions as were applicable to the original American Common Security, that number of shares of Marwich Nevada Common determined by multiplying the number of shares of American Common subject to such American Common Security immediately prior to the Effective Time by the Common Exchange Ratio, rounded down to the nearest whole share of American Common, at a price per share (rounded up the nearest one-hundredth of a cent) equal to the per share exercise price specified in such American Common Security divided by the Common Exchange Ratio. Prior to the Effective Time, Marwich Nevada shall reserve for issuance the number of shares of Marwich Nevada Common necessary to satisfy Marwich Nevada’s obligations under this Section 5.1(e).

(f) All shares of American owned by Marwich Nevada shall automatically cease to be outstanding, shall be canceled and retired and shall cease to exist.

(g) All shares of Marwich Nevada owned by American shall automatically cease to be outstanding, shall be canceled and retired and shall cease to exist.

(h) Except as set forth in subsection (g) above, each stock certificate representing any shares of Marwich Nevada shall continue to represent ownership of such shares of capital stock of the Surviving Corporation.

5.2 Stock Plan.

(a) At the Effective Time, Parent shall assume the American Stock Plan as well as the rights, duties and obligations of American with respect to the administration of such Plan.

(b) At the Effective Time, each option granted by American to purchase shares of Company Common Stock pursuant to the American Stock Plan (each, an “American Option”) which is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall cease to represent a right to acquire shares of American Common Stock and shall be assumed and shall be converted into an option to acquire, on the same terms and conditions as were applicable to the original American Option, that number of shares of Marwich Nevada Common Stock determined by multiplying the number of shares of American Common Stock subject to such American Option immediately prior to the Effective Time by the Common Exchange Ratio, rounded down to the nearest whole share of American Common Stock, at a price per share (rounded up the nearest one-hundredth of a cent) equal to the per share exercise price specified in such American Option divided by the Common Exchange Ratio; provided, however, that in the case of any American Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. The parties will make good faith efforts to make equitable adjustments to ensure that the conversions of American Options contemplated by this Section 5.2(b) comply with Section 409A of the Code. Prior to the Effective Time, Marwich Nevada shall reserve for issuance the number of shares of Marwich Nevada Common Stock necessary to satisfy its obligations under this Section 5.2.

5.3. Payment for Shares in the Merger. The manner of making payment for American Shares in the Merger shall be as follows:

(a) On or prior to the Closing Date, Marwich Nevada shall make available to Corporation Stock Transfer (the “Exchange Agent”) for the benefit of the holders of American Shares, a sufficient number of certificates representing Marwich Nevada Shares required to effect the delivery of the aggregate consideration in Marwich Nevada Shares and cash for the Fractional Securities Fund required to be issued pursuant to this Section 5 (collectively, the “Share Consideration”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Marwich Nevada Shares contemplated to be issued pursuant to Section 5.1 and the fractional share payment provided for in Section 5.4 out of the Share Consideration. The Share Consideration shall not be used for any other purpose than as set forth herein.

(b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding American Shares (the “Certificates”) (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each American Share represented by such Certificates the Share Consideration, without interest, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, such Certificates shall represent solely the right to receive the Share Consideration and any cash in lieu of fractional Marwich Nevada Shares as contemplated by Section 5.4 with respect to each of the American Shares represented thereby.

(c) No dividends or other distributions that are declared after the Effective Time on Marwich Nevada Shares and payable to the holders of record thereof after the Effective Time will be paid to persons entitled by reason of the Merger to receive Marwich Nevada Shares until such persons surrender their Certificates as provided above. Upon such surrender, there shall be paid to the person in whose name the Marwich Nevada Shares are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Marwich Nevada Shares between the Effective Time and the time of such surrender. After such surrender there shall be paid to the person in whose name the Marwich Nevada Shares are issued any dividends or other distributions on such Marwich Nevada Shares which shall have a record date after the Effective Time. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

(d) If any certificate representing Marwich Nevada Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Marwich Nevada Shares in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

(e) Notwithstanding the foregoing, neither the Exchange Agent nor any of the Parties shall be liable to a holder of American Shares for any Marwich Nevada Shares or dividends thereon, or, in accordance with Section 5.4, cash in lieu of fractional Marwich Nevada Shares, delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Marwich Nevada Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Marwich Nevada Shares for the account of the persons entitled thereto.

(f) Subject to applicable law, any portion of the Stock Merger Exchange Fund and the Fractional Securities Fund which remains unclaimed by the former stockholders of American for one (1) year after the Effective Time shall be delivered to Marwich Nevada, upon demand of Marwich Nevada, and any former stockholder of American shall thereafter look only to Marwich Nevada for payment of their applicable claim for the Share Consideration for their American Shares.

5.4. Cash For Fractional Shares. No fractional Marwich Nevada Shares shall be issued in the Merger. Each holder of American Shares shall be entitled to receive in lieu of any fractional Marwich Nevada Shares to which such holder otherwise would have been entitled pursuant to Section 5.1 (after taking into account all American Shares then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest of a Marwich Nevada Share to which such holder otherwise would have been entitled and (ii) the fair market value of one (1) Marwich Nevada Share as determined by Marwich Nevada’s Board of Directors in good faith.

5.5. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, in the event that the applicable requirements of Sections 92A.380-92A.400 of the NCL have been satisfied, shares of American which were outstanding on the date for the determination of shareholders entitled to vote on the Merger and (i) which were not voted in favor of the Merger or consented thereto in writing (if such action is taken by written consent), (ii) the holders of which have demanded that the Company purchase such shares at their fair market value in accordance with Sections 92A.400-440 of the NCL and (iii) have submitted such shares for endorsement in accordance with Section 92A.440 of the NCL and have not otherwise failed to perfect or shall not have effectively withdrawn or lost their rights to purchase for cash under the NCL (the "American Dissenting Shares") shall not be converted into Marwich Nevada Common Shares or Marwich Nevada Series B Shares, but, instead, the holders thereof shall be entitled to have their shares purchased by the Company for cash at the fair market value of such American Dissenting Shares as agreed upon or determined in accordance with the provisions of Section 92A.460 et seq. of the NCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to payment under the NCL, such holder's shares of American Stock shall thereupon be deemed to have been converted, at the Effective Time of the Merger, into the Marwich Nevada Common Shares or Marwich Nevada Series B Shares set forth in Section 5.1 hereof, without any interest thereon. American shall give Marwich Nevada prompt notice of any demands pursuant to Section 92A.380 et seq. of the NCL received by American, withdrawals of such demands and any other instruments served pursuant to the NCL and received by American.

5.6. Transfer of Shares Prior to the Effective Time. No transfers of American Shares shall be made on the stock transfer books of American after the close of business on the day immediately prior to the date of the Effective Time.

ARTICLE VI

Representations and Warranties

6.1. Representations and Warranties of Marwich Colorado. Marwich Colorado hereby represents and warrants to American that the statements contained in this Section 6.1 are true and correct, except to the extent set forth on the disclosure schedule previously delivered by Marwich Colorado to American (the “Marwich Colorado Disclosure Schedule”). The Marwich Colorado Disclosure Schedule shall be initialed by the Parties and shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 6.1.

(a) Organization; Capitalization. Marwich Colorado is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary power, legal capacity and authority (i) to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently being utilized, (ii) is duly qualified or licensed to do business as a foreign corporation, in good standing in every jurisdiction in which the ownership and use of its property or the conduct of its business requires such qualification, except where the failure to so qualify could not, individually or in the aggregate, reasonably be expected to have a material adverse affect; and (iii) has all requisite power and authority to execute and deliver this Agreement and the other Documents to which Marwich Colorado is a party and perform its obligations hereunder and thereunder, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Documents to which Marwich Colorado is a party. Marwich Colorado has heretofore delivered to American complete and correct copies of the Organizational Documents of Marwich Colorado as presently in effect. “Documents” shall mean and any documents, agreements or certificates contemplated by the Transaction.

(b) Capitalization. The authorized capital stock of Marwich Colorado consists of 100,000,000 shares of Common Stock, no par value per share, 3,785,664 shares of which are issued and outstanding, and 1,000,000 shares of Preferred Stock, $.01 par value per share, no shares of which are issued and outstanding. Except as set forth herein, (i) there are no equity securities of Marwich Colorado authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued equity securities of Marwich Colorado, obligating Marwich Colorado to issue, transfer or sell or cause to be issued, transferred or sold any equity securities of, Marwich Colorado or securities convertible into or exchangeable or exercisable for such equity securities, or obligating Marwich Colorado to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of Marwich Colorado to repurchase, redeem or otherwise acquire any equity securities of Marwich Colorado or any Person or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All outstanding shares of Marwich Colorado Stock have been duly authorized, validly issued and are fully paid and nonassessable. All securities of Marwich Colorado have been issued in compliance with state and federal securities laws. There are no voting trusts or other agreements or understandings with respect to the voting of the equity securities of Marwich Colorado. No legend or other reference to any purported Encumbrances appears upon any certificate representing equity securities of Marwich Colorado. Marwich Colorado’s assets do not include any capital stock of, or any other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, any person, or any direct or indirect equity or ownership interest in any other business.

(c) Power and Authority. Marwich Colorado has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby, and Marwich Colorado has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Marwich Colorado in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of Marwich Colorado enforceable against it in accordance with their respective terms.

(d) No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation of the transactions contemplated hereby, will violate or conflict with: (a) any U.S. Federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree applicable to Marwich Colorado; (b) any provision of any charter, bylaw or other governing or organizational instrument or agreement of Marwich Colorado; or (c) any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Marwich Colorado is a party or by which it is bound.

(e) Consents and Approvals, No Violation. Neither the execution and delivery of this Agreement nor the consummation by Marwich Colorado of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Articles of Incorporation (or other similar documents) or By-Laws (or other similar documents); (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the Securities Act of 1933, and the rules and regulations promulgated thereunder, (B) the filing of appropriate documents with the relevant authorities of other states in which Marwich Colorado is authorized to do business, (C) as may be required by any applicable state securities or takeover laws, (D) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, as set forth in Section 6.1(e) of the Marwich Colorado Disclosure Schedule, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Marwich Colorado to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Marwich Colorado or any of its assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect or adversely affect the ability of Marwich Colorado to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which would have a Material Adverse Effect; or (v) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 6.1(e) are duly and timely obtained or made and the approval of the Merger and the approval of this Agreement by Marwich Colorado’s stockholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Marwich Colorado or to any of its assets, except for violations which would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Marwich Colorado to consummate the transactions contemplated hereby.

(f) SEC Filings; Financial Statements. Marwich Colorado has filed or furnished, as applicable, with the Securities and Exchange Commission (the “SEC”) each report, registration statement and definitive proxy statement required to be filed by Marwich Colorado with the SEC between October 1, 2004 and the date of this Agreement (collectively, the “Marwich Colorado SEC Documents”). Each of Marwich Colorado SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of Marwich Colorado SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements contained in Marwich Colorado SEC Documents: (i) complied as to form in all material respects with the then applicable accounting requirements and with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q or Form 10-QSB, as applicable, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly presented the consolidated financial position of Marwich Colorado and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Marwich Colorado and its subsidiaries for the period covered thereby.

(g) No Undisclosed Liabilities. Marwich Colorado has no material Liabilities, except (a) as reflected or reserved against on the most recent balance sheet included in the most recent Form 10-KSB or Form 10-QSB, as applicable, filed by Marwich Colorado and (b) current liabilities incurred since the date of the most recent balance sheet included in the most recent Form 10-KSB or Form 10-QSB, as applicable, filed by Marwich Colorado in the ordinary course of business, which will as of the Closing not exceed $5,000. The reserves reflected in the Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

(h) Books and Records. The books and records of Marwich Colorado are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. True and complete copies of all available minute books and all stock record books of Marwich Colorado have heretofore been made available to the Buyer.

(i) Trading of Securities. Marwich Colorado’s common stock has been approved by the NASD for trading on the Over-the-Counter Bulletin Board and there has not been any stop order suspending the trading of Marwich Colorado’s common stock or the initiation of any proceedings for that purpose.

(j) Absence of Certain Changes. Since October 13, 2004, Marwich Colorado has conducted its business only in the normal and ordinary course in a manner consistent with past practice and there has not been any:

(i) change in Marwich Colorado’s authorized or issued equity securities; grant of any option or right to purchase equity securities of Marwich Colorado; issuance of any security convertible into or exchangeable or exercisable for such equity securities; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Marwich Colorado of any equity securities; or declaration or payment of any dividend or other distribution or payment in respect of equity securities, other than the issuance of shares to Pride Equities, Inc., the increase in the authorized capital stock approved by Marwich Colorado’s stockholders on November 30, 2004, and the 300% stock dividend declared on June 2, 2006;

(ii) amendment to Marwich Colorado’s articles or certificate of incorporation and bylaws other than an amendment to increase the authorized capital stock, which was filed with the Colorado Secretary of State on December 9, 2004;

(iii) adoption of, or increase in the payments to or benefits under, any bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation or other stock-based incentive, employment (including offer letters), consulting, severance, change in control or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether formal or informal, written or oral and whether legally binding or not, that is sponsored, maintained or contributed to or was sponsored, maintained or contributed to at any time by Marwich Colorado;

(iv) change in the accounting methods or practices used by Marwich Colorado; or any new election or change in any existing election relating to any taxes, settlement of any claim or assessment relating to any taxes, consent to any claim or assessment relating to any taxes, or waiver of the statute of limitations for any such claim or assessment;

(v) write-down or write-off as uncollectible any notes or accounts receivable;

(vi) disposal or lapse of any Intellectual Property or the rights to use any Intellectual Property, or disposal of or disclosure to any Person other than employees of Marwich Colorado and representatives of Marwich Colorado of any trade secret;

(vii) granting of any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee;

(viii) agreement, whether oral or written, by Marwich Colorado to do any of the foregoing.

(k) Required Government Consents, Filings, etc. Except as have been or, prior to the Closing, will be obtained, no approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, any U.S. Federal, state, or local governmental authorities is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by Marwich Colorado in connection with the transactions contemplated hereby, or the consummation by Marwich Colorado of the transactions contemplated hereby.

(l) Other Required Consents, Filings, etc. Except as have been or, prior to the Closing, will be obtained, no approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby by Marwich Colorado, or the consummation by Marwich Colorado of the transactions contemplated hereby.

(m) Title to Assets. Marwich Colorado has good and marketable title to all of its assets, free and clear of any claims or Encumbrances.

(n) Intellectual Property. Marwich Colorado has no Intellectual Property. The term “Intellectual Property” includes all patents and patent applications, trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, domain names, web sites, slogans and general intangibles of like nature, together with all goodwill relating to the foregoing, copyrights, copyright registrations, renewals and applications, software, databases, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, drawings, specifications, plans, proposals, financing and marketing plans, advertiser, customer and supplier lists and all other information relating to advertisers, customers and suppliers (whether or not reduced to writing), licenses, agreements and all other proprietary rights, which relate to Marwich Colorado’s business.

(o) Compliance with Rules.

(i) Marwich Colorado at all times has been and is currently in compliance with all Rules applicable to Marwich Colorado and/or its business, except where such failure to comply would not have a material adverse effect on Marwich Colorado or its operations. “Rule” means any law, statute, rule, regulation, order, court decision, judgment or decree of any U.S. Federal, state, territorial, provincial or municipal authority.

(ii) Marwich Colorado is in material compliance with, and have obtained all Permits and other authorizations relating to Marwich Colorado which are required by any Rule, which has been enacted to the date of this Agreement, except as would not have a material adverse effect on Marwich Colorado or its operations. No governmental proceeding is pending or threatened to cancel, amend, modify or fail to renew any such Permit. “Permit” includes any approval, authorization, concession, grant, certificate of convenience and necessity, qualification, consent, franchise, license, security clearance, easement, order or other permit issued or granted by any Governmental Entity.

(iii) Marwich Colorado is not currently in material violation of any environmental or safety laws nor has Marwich Colorado received any notice of any current non-compliance therewith. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice, investigation or proceeding pending or threatened against Marwich Colorado relating in any way to environmental and safety laws.

(p) Tax Matters. Marwich Colorado has filed or caused to be filed all tax returns required to be filed pertaining to Marwich Colorado. All such tax returns were correct and complete in all respects. All taxes owed by Marwich Colorado pertaining to Marwich Colorado, its business or its assets (whether or not shown on any tax return) have been paid. Marwich Colorado is not the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where Marwich Colorado does not file tax returns that Marwich Colorado is or may be subject to taxation by that jurisdiction. There are no claims or Encumbrances on any of Marwich Colorado’s assets that arose in connection with any failure (or alleged failure) to pay any tax.

(q) Contracts. Except as would not have a material adverse effect on Marwich Colorado or its operations, there exists no event of default or occurrence, condition or act on the part of Marwich Colorado or, to the knowledge of Marwich Colorado, on the part of any other party to any contract to which Marwich Colorado is a party, which constitutes or would constitute (with or without notice or lapse of time or both) a breach of or default under any of such contracts, or cause or permit acceleration of any obligation of Marwich Colorado or any other party. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any amounts paid or payable to Marwich Colorado under any contract with any person having the contractual or statutory right to demand or require such renegotiation and no such person has made written demand for such renegotiation.

(r) Litigation. Except as would not have a material adverse effect on Marwich Colorado or its operations, there is no legal, administrative or other action, claim, proceeding or governmental investigation, domestic or foreign (“Litigation”), pending or threatened against Marwich Colorado relating to Marwich Colorado, its business or its assets, or that challenges or reviews the execution, delivery or performance of this Agreement by Marwich Colorado or of the consummation of the transactions contemplated hereby, or that seeks to enjoin or obtain damages in respect of the consummation of any of the transactions contemplated hereby. Marwich Colorado is not a party to, and is not bound by, any order or any ruling or award of any other person that has resulted in or could reasonably be expected to result in, individually or in the aggregate, a material adverse effect on Marwich Colorado or which could reasonably be expected to materially adversely affect the consummation of the transactions contemplated hereby.

(s) Employees. Marwich Colorado currently has no employees, consultants or independent contractors other than Timothy Morris and William Maender. No amounts are due or owed to any previous or current Marwich Colorado employee, consultant or independent contractor. There are no oral employment agreements, consulting agreements or other compensation agreements currently in effect between Marwich Colorado and any person.

(t) Contracts. Marwich Colorado has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise. For purposes of this Section 6.1, “material” means payment or performance of a contract, commitment, arrangement or understanding, which is expected to involve payments, individually or in the aggregate, in excess of $500.00.

(u) Broker’s or Finder’s Fees. Marwich Colorado has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement.

(v) Disclosure. No representation, warranty, or statement made by Marwich Colorado in this Agreement or in any document or certificate furnished or to be furnished to American pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. Marwich Colorado has disclosed to American all facts known or reasonably available to Marwich Colorado that are material to the financial condition, operation, or prospects of Marwich Colorado, its business and/or its assets.

6.2. Representations and Warranties of Marwich Nevada. Marwich Nevada hereby represents and warrants to American that the statements contained in this Section 6.2 are true and correct, except to the extent set forth on the disclosure schedule previously delivered by Marwich Nevada to American (the “Marwich Nevada Disclosure Schedule”). The Marwich Nevada Disclosure Schedule shall be initialed by the Parties and shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 6.2.

(a) Organization; Capitalization. Marwich Nevada is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary power, legal capacity and authority (i) to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently being utilized, (ii) is duly qualified or licensed to do business as a foreign corporation, in good standing in every jurisdiction in which the ownership and use of its property or the conduct of its business requires such qualification, except where the failure to so qualify could not, individually or in the aggregate, reasonably be expected to have a material adverse affect; and (iii) has all requisite power and authority to execute and deliver this Agreement and the other Documents to which Marwich Nevada is a party and perform its obligations hereunder and thereunder, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Documents to which Marwich Nevada is a party. Marwich Nevada has heretofore delivered to American complete and correct copies of the Organizational Documents of Marwich Nevada as presently in effect.

(b) Capitalization. The authorized capital stock of Marwich Nevada consists of 400,000,000 shares of common stock, $.001 par value per share, 100 shares of which are issued and outstanding and held by Marwich Colorado, and 50,000,000 shares of Preferred Stock, $.001 par value per share, no shares of which are issued and outstanding. Except as set forth herein, (i) there are no equity securities of Marwich Nevada authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued equity securities of Marwich Nevada, obligating Marwich Nevada to issue, transfer or sell or cause to be issued, transferred or sold any equity securities of, Marwich Nevada or securities convertible into or exchangeable or exercisable for such equity securities, or obligating Marwich Nevada to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of Marwich Nevada to repurchase, redeem or otherwise acquire any equity securities of Marwich Nevada or any Person or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All outstanding shares of Marwich Nevada Stock have been duly authorized, validly issued and are fully paid and nonassessable. All securities of Marwich Nevada have been issued in compliance with state and federal securities laws. There are no voting trusts or other agreements or understandings with respect to the voting of the equity securities of Marwich Nevada. No legend or other reference to any purported encumbrances appears upon any certificate representing equity securities of Marwich Nevada. Marwich Nevada’s assets do not include any capital stock of, or any other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, any person, or any direct or indirect equity or ownership interest in any other business.

(c) Power and Authority. Marwich Nevada has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby, and Marwich Nevada has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Marwich Nevada in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of Marwich Nevada enforceable against it in accordance with their respective terms.

(d) No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation of the transactions contemplated hereby, will violate or conflict with: (a) any U.S. Federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree applicable to Marwich Nevada; (b) any provision of any charter, bylaw or other governing or organizational instrument or agreement of Marwich Nevada; or (c) any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Marwich Nevada is a party or by which it is bound.

(e) Consents and Approvals, No Violation. Neither the execution and delivery of this Agreement nor the consummation by Marwich Nevada of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Articles of Incorporation (or other similar documents) or By-Laws (or other similar documents); (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the Securities Act of 1933, and the rules and regulations promulgated thereunder, (B) the filing of the Certificate of Merger pursuant to the NCL, and appropriate documents with the relevant authorities of other states in which Marwich Colorado is authorized to do business, (C) as may be required by any applicable state securities or takeover laws, (D) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, as set forth in Section 6.2(e) of the Marwich Nevada Disclosure Schedule, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Marwich Nevada to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Marwich Nevada or any of its assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect or adversely affect the ability of Marwich Nevada to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which would have a Material Adverse Effect; or (v) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 6.2(e) are duly and timely obtained or made and the approval of the Merger and the approval of this Agreement by Marwich Nevada’s stockholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Marwich Nevada or to any of its assets, except for violations which would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Marwich Nevada to consummate the transactions contemplated hereby.

(f) Disclosure. No representation, warranty, or statement made by Marwich Nevada in this Agreement or in any document or certificate furnished or to be furnished to American pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. Marwich Nevada has disclosed to American all facts known or reasonably available to Marwich Nevada that are material to the financial condition, operation, or prospects of Marwich Nevada, its business and/or its assets.

6.3. Representations and Warranties of Merger Sub. Merger Sub hereby represents and warrants to American that the statements contained in this Section 6.3 are true and correct, except to the extent set forth on the disclosure schedule previously delivered by Merger Sub to American (the “Merger Sub Disclosure Schedule”). The Merger Sub Disclosure Schedule shall be initialed by the Parties and shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 6.3.

(a) Organization; Capitalization. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary power, legal capacity and authority (i) to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently being utilized, (ii) is duly qualified or licensed to do business as a foreign corporation, in good standing in every jurisdiction in which the ownership and use of its property or the conduct of its business requires such qualification, except where the failure to so qualify could not, individually or in the aggregate, reasonably be expected to have a material adverse affect; and (iii) has all requisite power and authority to execute and deliver this Agreement and the other Documents to which Merger Sub is a party and perform its obligations hereunder and thereunder, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Documents to which Merger Sub is a party. Merger Sub has heretofore delivered to American complete and correct copies of the Organizational Documents of Merger Sub as presently in effect.

(b) Capitalization. The authorized capital stock of Merger Sub consists of 100 shares of common stock, $.001 par value per share, all shares of which are issued and outstanding and held by Marwich Nevada. Except as set forth herein, (i) there are no equity securities of Merger Sub authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued equity securities of Merger Sub, obligating Merger Sub to issue, transfer or sell or cause to be issued, transferred or sold any equity securities of, Merger Sub or securities convertible into or exchangeable or exercisable for such equity securities, or obligating Merger Sub to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any equity securities of Merger Sub or any Person or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All outstanding shares of Merger Sub have been duly authorized, validly issued and are fully paid and nonassessable. All securities of Merger Sub have been issued in compliance with state and federal securities laws. There are no voting trusts or other agreements or understandings with respect to the voting of the equity securities of Merger Sub. No legend or other reference to any purported encumbrances appears upon any certificate representing equity securities of Merger Sub. Merger Sub’s assets do not include any capital stock of, or any other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, any person, or any direct or indirect equity or ownership interest in any other business.

(c) Power and Authority. Merger Sub has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby, and Merger Sub has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Merger Sub in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of Merger Sub enforceable against it in accordance with their respective terms.

(d) No Conflict. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation of the transactions contemplated hereby, will violate or conflict with: (a) any U.S. Federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree applicable to Merger Sub; (b) any provision of any charter, bylaw or other governing or organizational instrument or agreement of Merger Sub; or (c) any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Merger Sub is a party or by which it is bound.

(e) Consents and Approvals, No Violation. Neither the execution and delivery of this Agreement nor the consummation by Merger Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Articles of Incorporation (or other similar documents) or By-Laws (or other similar documents); (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the Securities Act of 1933, and the rules and regulations promulgated thereunder, (B) the filing of the Certificate of Merger pursuant to the NCL, and appropriate documents with the relevant authorities of other states in which Merger Sub is authorized to do business, (C) as may be required by any applicable state securities or takeover laws, (D) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, as set forth in Section 6.3(e) of the Merger Sub Disclosure Schedule, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Merger Sub to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Merger Sub or any of its assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect or adversely affect the ability of Merger Sub to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which would have a Material Adverse Effect; or (v) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 6.3(e) are duly and timely obtained or made and the approval of the Merger and the approval of this Agreement by Merger Sub’s stockholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Merger Sub or to any of its assets, except for violations which would not in the aggregate have a Material Adverse Effect or adversely affect the ability of Merger Sub to consummate the transactions contemplated hereby.

(f) Disclosure. No representation, warranty, or statement made by Merger Sub in this Agreement or in any document or certificate furnished or to be furnished to American pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. Merger Sub has disclosed to American all facts known or reasonably available to Merger Sub that are material to the financial condition, operation, or prospects of Merger Sub, its business and/or its assets.

6.4. Representations and Warranties of American. American hereby represents and warrants to Marwich Colorado that the statements contained in this Section 6.4 are true and correct, except to the extent set forth on the disclosure schedule previously delivered by American to Marwich Colorado (the “American Disclosure Schedule”). The American Disclosure Schedule shall be initialed by the Parties and shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 6.4.

(a) Corporate Organization and Qualification. American is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to so qualify or be in good standing as a foreign corporation would not have a Material Adverse Effect (as defined in Section 10.10). American has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. American has heretofore made available to Marwich Colorado complete and correct copies of its Articles of Incorporation and By-Laws.

(b) Capitalization. The authorized capital stock of American consists of (i) 400,000,000 shares of Common Stock, of which 73,915,000 shares were issued and outstanding on July 19, 2007; and (ii) 25,000,000 shares of Preferred Stock, of which 4,999,999 shares of Series A Convertible Preferred Stock were issued and outstanding on July 19, 2007 and 8,447,440 shares of Series B Convertible Preferred Stock. All of the outstanding shares of capital stock of American have been duly authorized and validly issued and are fully paid and nonassessable. American has no outstanding stock appreciation rights, phantom stock or similar rights. Except for options and warrants exercisable for 1,747,000 shares of American Common Stock and warrants exercisable for 902,310 shares of American Series B Preferred Stock, there are no outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which American is a party to, or may be bound by, requiring it to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of American. There are not as of the date hereof any stockholder agreements, voting trusts or other agreements or understandings to which American is a party or to which it is bound relating to the voting of any shares of the capital stock of American. The American’s assets do not include any capital stock of, or any other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, any person, or any direct or indirect equity or ownership interest in any other business.

(c) Authority Relative to this Agreement. The Board of Directors of American has declared the Merger advisable and American has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to the approval of the Merger by the stockholders of American in accordance with the NCL). This Agreement and the consummation by American of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of American and no other corporate proceedings on the part of American are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of the Merger by the stockholders of American in accordance with the NCL). This Agreement has been duly and validly executed and delivered by American, and, assuming this Agreement constitutes the valid and binding agreement of Marwich Colorado, constitutes the valid and binding agreement of American, enforceable against American in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d) Present Compliance with Obligations and Laws. American is not: (i) in violation of its Articles of Incorporation or By-Laws; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any person the right to accelerate any indebtedness or terminate any right; (iii) in default under or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii), or (iv) would not, individually or in the aggregate, have a Material Adverse Effect.

(e) Consents and Approvals, No Violation. Neither the execution and delivery of this Agreement nor the consummation by American of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Articles of Incorporation (or other similar documents) or By-Laws (or other similar documents); (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the Securities Act of 1933, and the rules and regulations promulgated thereunder, (B) the filing of the Certificate of Merger pursuant to the NCL, and appropriate documents with the relevant authorities of other states in which American is authorized to do business, (C) as may be required by any applicable state securities or takeover laws, (D) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, as set forth in Section 6.4(e) of the American Disclosure Schedule, or (E) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or adversely affect the ability of American to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which American or any of its assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect or adversely affect the ability of American to consummate the transactions contemplated hereby; (iv) cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which would have a Material Adverse Effect; or (v) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 6.4(e) are duly and timely obtained or made and the approval of the Merger and the approval of this Agreement by American’s stockholders has been obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to American or to any of its assets, except for violations which would not in the aggregate have a Material Adverse Effect or adversely affect the ability of American to consummate the transactions contemplated hereby.

(f) Litigation. There are no actions, suits, investigations or proceedings pending or, to the knowledge of American, threatened against American that, alone or in the aggregate, (i) if adversely determined, would be reasonably likely to result in any claims against or obligations or liabilities of American that, alone or in the aggregate, would have a Material Adverse Effect, (ii) question the validity of this Agreement or any action to be taken by American in connection with the consummation of the transactions contemplated hereby or (iii) would prevent American from performing its obligations under this Agreement, or (iv) would delay, limit or enjoin the transactions contemplated by this Agreement.

(g) Financial Statements.

(i) The balance sheet dated as of June 30, 2007 and the related statements of income, stockholders’ equity (deficit) and cash flows (including the related notes thereto) of American previously delivered to Marwich Colorado (collectively, “American Financial Statements”) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of American as of their respective dates, and the results of its operations and cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since its inception, there has not been any material change, or any application or request for any material change, by American in accounting principles, methods or policies for financial accounting purposes that have affected or will affect the American Financial Statements or for tax purposes.

(ii) The books of account of American are complete and correct in all material respects and have been maintained on a materially consistent basis.

(h) No Liabilities; Absence of Certain Changes or Events. American does not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), and, to the knowledge of American, there is no basis for the assertion of any claim or liability of any nature against American, except for liabilities (i) which are fully reflected in, reserved against or otherwise described in the American Financial Statements, or (ii) which have been incurred after [insert date of balance sheet] in the ordinary course of business. The business of American has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, properties, operations, financial condition or prospects and no event has occurred and no fact or set of circumstances has arisen which has resulted in or could reasonably be expected to result in a Material Adverse Effect with respect to American. To the knowledge of American, no material customer or supplier of American intends to or has threatened to alter materially its relationship with American.

(i) Brokers and Finders. American has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

(j) Taxes.

(i) American has timely filed all Federal, state, local and foreign returns, information statements and reports relating to Taxes (“Returns”) required by applicable Tax law to be filed by American, except for any such failures to file that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the American. All Taxes owed by American to a taxing authority, or for which American is liable, whether to a taxing authority or to other persons or entities under a Significant Tax Agreement, as of the date hereof, have been paid and, as of the Effective Time, will have been paid, except for any such failure to pay that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on American. American has made (A) accruals for Taxes on the American Financial Statements and (B) with respect to periods after the date of the American Financial Statements, provisions on a periodic basis consistent with past practice on the American’s books and records or financial statements, in each case which are adequate to cover any Tax liability of American determined in accordance with generally accepted accounting principles through the date of the American Financial Statements or the date of the provision, as the case may be, except where failures to make such accruals or provisions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on American.

(ii) Except to the extent that any such failure to withhold could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on American, American has withheld with respect to its employees all Federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

(iii) There is no Tax deficiency outstanding, proposed or assessed against American, except any such deficiency that, if paid, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on American. American has not executed or requested any waiver of any statute of limitations on or extending the period for the assessment or collection of any Federal or material state Tax.

(iv) No Federal or state Tax audit or other examination of American is presently in progress, nor has American been notified in writing of any request for such Federal or material state Tax audit or other examination, except in all cases for Tax audits and other examinations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on American.

(v) American has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by American.

(vi) American is not a party to (A) any agreement providing for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Return which Return includes or included American or (B) any Significant Tax Agreement other than any Significant Tax Agreement described in (A).

(vii) American has never been a member of an affiliated group of corporations within the meaning of Sections 1504 of the Code.

(viii) American has not agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

(ix) American is not, and has not at any time been, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(k) Employee Benefits.

(i) Except for liabilities reflected in the accruals and reserves on the American Financial Statements, none of American or any current or former Plan Affiliate of American has at any time maintained, sponsored, adopted, made contributions to, obligated itself or had any liability with respect to: any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA); any “employee welfare benefit plan” (as such term is defined in Section 3(l) of ERISA); any personnel or payroll policy (including vacation time, holiday pay, service awards, moving expense reimbursement programs and sick leave) or material fringe benefit; any severance agreement or plan or any medical, hospital, dental, life or disability plan; any excess benefit plan, bonus or incentive plan (including any equity or equity-based plan), tuition reimbursement, automobile use, club membership, parental or family leave, top hat plan or deferred compensation plan, salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, collective bargaining agreement, indemnification agreement, or retainer agreement; or any other benefit plan, policy, program, arrangement, agreement or contract, whether or not written or terminated, with respect to any employee, former employee, director, independent contractor, or any beneficiary or dependent thereof (all such plans, policies, programs, arrangements, agreements and contracts, whether or not set forth in Section 6.4(k) of the American Disclosure Schedule are referred to in this Agreement as “American Scheduled Plans”).

(ii) American has delivered to Marwich Colorado a complete and accurate copy of each written American Scheduled Plan, together with, if applicable, a copy of audited financial statements, actuarial reports and Form 5500 Annual Reports (including required schedules), if any, for the three (3) most recent plan years, the most recent IRS determination letter or IRS recognition of exemption; each other material letter, ruling or notice issued by a governmental body with respect to each such plan, a copy of each trust agreement, insurance contract or other funding vehicle, if any, with respect to each such plan, the most recent PBGC Form I with respect to each such plan, if any, the current summary plan description or summary of material modifications with respect to each such plan, Form 5310 and any related filings with the Pension Benefit Guaranty Corporation (“PBGC”) and with respect to the last six Plan years for each Plan subject to Title IV of ERISA, general notification to employees of their rights under Code Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a Plan that is a “group health plan” as defined in Code Section 162(i), and a copy or description of each other general explanation or written or oral communication which describes a material term of each such plan that has not previously been disclosed to Marwich Colorado pursuant to this Section. Section 6.4(k) of the American Disclosure Schedule contains a description of the material terms of any unwritten American Scheduled Plan as comprehended to the Closing Date. There are no negotiations, demands or proposals which are pending or threatened which concern matters now covered, or that would be covered, by the foregoing types of Plans.

(iii) Except as could not reasonably give rise, whether individually or in the aggregate, to material liability to American:

(1) each American Scheduled Plan (A) has been and currently complies in form and in operation in all material respects with all applicable requirements of ERISA and the Code, and any other legal requirements; (B) has been and is operated and administered in compliance with its terms (except as otherwise required by law); (C) has been and is operated in compliance with applicable legal requirements in such a manner as to qualify, where appropriate, for both Federal and state purposes, for income tax exclusions to its participants, tax-exempt income for its funding vehicle, and the allowance of deductions and credits with respect to contributions thereto; and (D) where appropriate, has received a favorable determination letter or recognition of exemption from the Internal Revenue Service.

(2) with respect to each American Scheduled Plan, there are no claims or other proceedings pending or threatened with respect to the assets thereof (other than routine claims for benefits), and there are no facts which could reasonably give rise to any liability, claim or other proceeding against any American Scheduled Plan, any fiduciary or plan administrator or other person dealing with any American Scheduled Plan or the assets of any such plan.

(3) with respect to each American Scheduled Plan, no person: (A) has entered into any “prohibited transaction,” as such term is defined in ERISA or the Code and the regulations, administrative rulings and case law thereunder; (B) has breached a fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (C) has any liability for any failure to act or comply in connection with the administration or investment of the assets of such plans; or (D) engaged in any transaction or otherwise acted with respect to such plans in such a manner which could subject American, or any fiduciary or plan administrator or any other person dealing with any such plan, to liability under Sections 409 or 502 of ERISA or Sections 4972 or 4976 through 4980B of the Code.

(4) each American Scheduled Plan may be amended, terminated, modified or otherwise revised by American, on and after the Closing, without further liability to American, including any withdrawal liability under ERISA for any multi-employer plan. For purposes of this paragraph, termination of a American Scheduled Plan includes the requirement of a cessation of liability for claims incurred after the termination date regardless of any status having been obtained or achieved.

(5) none of American or any current or former American Plan Affiliate has at any time participated in, made contributions to or had any other liability with respect to any American Scheduled Plan which is a “multi-employer plan” as defined in Section 4001 of ERISA, a “multi-employer plan” within the meaning of Section 3(37) of ERISA, a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(6) none of American or any current or former American Plan Affiliate has at any time maintained, contributed to or obligated itself or otherwise had any liability with respect to any funded or unfunded employee welfare plan, whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retirees or current or future former employees, their spouses or dependents or any other persons (except for limited continued medical benefit coverage for former employees, their spouses and other dependents as required to be provided under Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and the accompanying proposed regulations or state continuation coverage laws (“COBRA”)).

(7) no American Scheduled Plan has incurred an “accumulated funding deficiency” as such term is defined in Section 302 of ERISA or Section 412 of the Code, whether or not waived, or has posted or is required to provide security under Code Section 401(a)(29) or Section 307 of ERISA; no event has occurred which has or could result in the imposition of a lien under Code Section 412 or Section 302 of ERISA, nor has any liability to the PBGC (except for payment of premiums) been incurred or reportable event within the meaning of Section 4043 of ERISA occurred with respect to any such plan; and the PBGC has not threatened or taken steps to institute the termination of any such plan;

(8) the requirements of COBRA have been satisfied with respect to each American Scheduled Plan.

(9) all contributions, payments, premiums, expenses, reimbursements or accruals for all periods ending prior to or as of the Closing for each American Scheduled Plan (including periods from the first day of the then current plan year to the Closing) shall have been made or accrued on American financial statements (in accordance with generally applied accounting principal, including FAS 87, 88, 106 and 112) and each such plan otherwise does not have nor could have any unfunded liability (including benefit liabilities as defined in Section 4001(a)(16) of ERISA) which is not reflected on American financial statements. Any contribution made or accrued with respect to any American Scheduled Plan is fully deductible by American.

(10) neither American nor a Plan Affiliate has any liability (A) for the termination of any single employer plan under Section ERISA §4062 of ERISA or any multiple employer plan under Section ERISA §4063 of ERISA, (B) for any lien imposed under Section §302(f) of ERISA or Section 412(n) of the Code, (C) for any interest payments required under Section §302(e) of ERISA or Section 412(m) of the Code, (D) for any excise tax imposed by Code Sections 4971, 4972, 4977, or 4979, or (E) for any minimum funding contributions under Section §302(c)(11) of ERISA or Code Section 412(c)(11).

(11) all American Scheduled Plans to the extent applicable, are in compliance with Section 1862(b)(1)(A)(i) of the Social Security Act and neither American nor any Plan Affiliate has any liability for any excise tax imposed by Code Section 5000.

(12) with respect to any American Scheduled Plan which is a welfare plan as defined in Section 3(l) of ERISA: (A) each such welfare plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; (B) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject American or any Plan Affiliate to a tax under Code Section 4976(a); and (C) each and every such welfare plan which is a group health plan (as such term is defined in Code Section 162(i)(3)) complies and in each and every case has complied with the applicable requirements of Code Section 4980B, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

(iv) The consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee of American to severance pay, unemployment compensation or any other payment, (B) accelerate the time of payment or vesting of any payment, forgive any indebtedness, or increase the amount of any compensation due to any such employee or former employee, (C) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, or (D) give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 28OG of the Code.

(v) As used in this Agreement, with respect to any person (“First Person”) the term “Plan Affiliate” shall mean each other person or entity with whom the First Person constitutes or has constituted all or part of a controlled group, or which would be treated or has been treated with the First Person as under common control or whose employees would be treated or have been treated as employed by the First Person, under Section 414 of the Code and any regulations, administrative rulings and case law interpreting the foregoing.

(l) American Intangible Property.

(i) Section 6.4(l) of the American Disclosure Schedule sets forth a true, correct and complete list of each patent, trademark, trade name, service mark, brand mark, brand name, industrial design and copyright owned or used in business by American, as well as all registrations thereof and pending applications therefor, and each license or other contract relating thereto (collectively with any other intellectual property owned or used in the business by American, and all of the goodwill associated therewith, the “American Intangible Property”) and indicates, with respect to each item of American Intangible Property listed thereon, the owner thereof and, if applicable, the name of the licensor and licensee thereof and the terms of such license or other contract relating thereto. Except as set forth in Section 6.4(l) of the American Disclosure Schedule, each of the foregoing is owned free and clear of any and all liens, mortgages, pledges, security interests, levies, charges, options or any other encumbrances of any kind whatsoever and American has not received any notice to the effect that any other entity has any claim of ownership with respect thereto. To the knowledge of American, the use of the foregoing by American does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including any intellectual property right, patent, trademark, trade name, service mark, brand mark, brand name, computer program, industrial design, copyright or any pending application therefor of any other person or entity. Except as set forth in Section 6.4(l) of the American Disclosure Schedule, no claims have been made, and American has not received any notice, nor does American have any knowledge of any basis for any claims, that any of the foregoing is invalid, conflicts with the asserted rights of other entities, or has been used or enforced (or has failed to be used or enforced) in a manner that would result in the abandonment, cancellation or unenforceability of any item of the American Intangible Property.

(ii) American possesses all American Intangible Property, including all know-how, formulae and other proprietary and trade rights and trade secrets, necessary for the conduct of its business as now conducted. American has not taken or failed to take any action that would result in the forfeiture or relinquishment of any such American Intangible Property used in the conduct of its business as now conducted.

(m) Certain Contracts. Section 6.4(m) of the American Disclosure Schedule lists all of the following contracts, agreements and commitments, whether oral or written, to which American is a party or by which it or any of its properties or assets may be bound (the “American Listed Agreements”): (i) all employment or other contracts with any officer or director of American (or any company which is controlled by any such individual) and employment agreements with any employee which are not terminable at will without any payment upon termination; (ii) union, guild or collective bargaining contracts relating to employees of American; (iii) instruments relating to credit or money borrowed (including any indentures, guarantees, loan agreements, sale and leaseback agreements, or purchase money obligations incurred in connection with the acquisition of property other than in the ordinary course of business); (iv) underwriting, purchase or similar agreements entered into in connection with American’s currently existing indebtedness; (v) agreements for acquisitions or dispositions (by merger, purchase, liquidation or sale of assets or stock or otherwise) of material assets entered into within the last three (3) years, as to which the transactions contemplated have been consummated or are currently pending; (vi) joint venture, strategic alliance or similar partnership agreements; (vii) material licensing, merchandising and distribution contracts; (viii) contracts granting any person or other entity registration rights; (ix) guarantees, suretyships, indemnification and contribution agreements; (x) material agreements regarding the use, license or other disposition of intellectual property; (xi) franchise agreements; (xii) agreements regarding the purchase of supplies, equipment, materials or components greater than $5,000 or one year in duration; (xiii) agreements for the sale of products greater than $5,000 or one year in duration; (xiv) agreements restricting competition; (xv) contracts with any governmental or quasi-governmental entity; (xvi) existing material leases of real or personal property and material contracts to purchase or sell real property; and (xvii) other contracts which materially affect its business, properties or assets, and are not otherwise disclosed in this Agreement or which were entered into other than in the ordinary course of business. Except as set forth on Section 6.4(m) of the American Disclosure Schedule, a true and complete copy (including all amendments) of each American Listed Agreement, or a summary of each oral contract, has been made available to American. American (i) is not in breach or default in any material respect under any of American Listed Agreements and (ii) does not have any knowledge of any other material breach or default under any American Listed Agreement by any other party thereto or by any other person or entity bound thereby, except in the case of (i) or (ii) breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect with respect to American.

(n) Environmental Matters. (i) American and its operations, assets and properties are in material compliance with all Environmental Laws; (ii) there are no judicial or administrative actions, suits, proceedings or investigations pending or, to the knowledge of American, threatened against American alleging the violation of any Environmental Law and American has not received notice from any governmental body or person alleging any violation of or liability under any Environmental Laws, in either case which could reasonably be expected to result in material Environmental Claim; (iii) to the knowledge of American, there are no facts, circumstances or conditions relating to, arising from, associated with or attributable to American or any real property currently or previously owned, operated or leased by American that could reasonably be expected to result in material Environmental Claim; and (iv) to the knowledge of American, American has not ever generated, transported, treated, stored, handled or disposed of any Materials of Environmental Concern at any site, location or facility in a manner that could create any material Environmental Claim under any Environmental Law; and no such Materials of Environmental Concern has been or is currently present on, in, at or under any real property owned or used by American in a manner that could create any Environmental Claim (including containment by means of any underground or aboveground storage tank).

(o) Title to Properties, Liens; Condition of Properties.

(i) American has good and marketable title to, or a valid leasehold interest in, the real and personal property, located on its premises or shown on its most recent balance sheet or acquired after the date thereof. None of the property owned or used by American is subject to any mortgage, pledge, deed of trust, lien (other than for taxes not yet due and payable), conditional sale agreement, security title, encumbrance, or other adverse claim or interest of any kind. There has not been prior to Closing any sale, lease, or any other disposition or distribution by American of any of its material assets or properties, now owned or hereafter acquired, except transactions in the ordinary and regular course of business.

(ii) American has delivered to Marwich Colorado and Marwich Nevada true, correct and complete copies of all material leases, subleases, rental agreements, contracts of sale, tenancies or licenses related to any of the real or personal property used by American in its business. All such leases are valid, binding and enforceable in accordance with their terms against the parties thereto, and each such lease is subsisting and no default exists under any thereof. American has not received notice that any party to any such lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or any right thereunder.

(iii) All buildings, machinery and equipment of American are in good condition, working order and repair, normal wear and tear and excepted, and adequate for the uses to which they are being put, have been well maintained, conform in all material respects with all applicable ordinances, regulations and zoning, safety or other laws, and to the knowledge of American do not encroach on property of others. As of the date hereof, American has not received written notice of or otherwise become aware of any pending or threatened change of any such ordinance, regulation or zoning, safety or other law and there is no pending or, to American’s knowledge, threatened condemnation of any such property.

(p) Inventories. All inventories of finished goods and work in process of American are as of the date hereof, and those existing at the Closing will be in all material respects, good and merchantable and of a quality and quantity salable in the ordinary course of the business of American at prevailing market prices without discounts, except for inventory reserved against in accordance with GAAP. All inventory of raw materials are of a quality and quantity usable in the ordinary course of business. American’s purchase commitments for raw materials and parts are not in excess of normal requirements, and none are at prices materially in excess of current market prices and no inventory items have been sold or disposed of except through sales in the ordinary course of business and consistent with past practice at prices no less than prevailing market prices, and in no event less than cost.

(q) Accounts Receivable and Payable. American’s accounts receivable have arisen in bona-fide arms length transactions in the ordinary course of business and to American’s knowledge represent valid and binding obligations of the account debtors and will be collected in the ordinary course of business. To the extent required under GAAP, American’s accounts payable reflect all amounts owed by American in respect of trade accounts due and other.

(r) Labor and Employee Relations.

(i) American is not a party to any employment, consulting, non-competition, severance, golden parachute, indemnification agreement or any other agreement providing for payments or benefits or the acceleration of payments or benefits upon the change of control of American (including any contract to which American is a party involving employees of American).

(ii) (A) None of the employees of American is represented in his or her capacity as an employee of such company by any labor organization; (B) American has not recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of its employees, nor has American signed any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any of its employees; and (C) to the knowledge of American there is no active or current union organization activity involving any of its employees, nor has there ever been union representation involving any of its employees.

(iii) There are no complaints against American pending or, to the knowledge of American, overtly threatened before the National Labor Relations Board or any similar foreign, state or local labor agencies, or before the Equal Employment Opportunity Commission or any similar foreign, state or local agency, or before any other governmental agency or entity by or on behalf of any employee or former employee of American.

(iv) American does not have any material contingent liability for severance pay or similar items. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law.

(v) American has provided to American a description of all written and other material employment policies under which American has operated.

(vi) American is in compliance with all Federal, foreign (as applicable), and state laws regarding employment practices, including laws relating to workers’ safety, sexual harassment or discrimination, except where the failure to so be in compliance, individually or in the aggregate, would not have a Material Adverse Effect.

(vii) To the knowledge of American, no executive, key employee or group of employees has any plans to terminate his or her employment with American.

(s) Permits. American holds all licenses, permits, registrations, orders, authorizations, approvals and franchises which are required to permit it to conduct its business as presently conducted, except where the failure to hold such licenses, permits, registrations, orders, authorizations, approvals or franchises would not, individually or in the aggregate, have a Material Adverse Effect. All such material licenses, permits, registrations, orders, authorizations, approvals and franchises are listed in Section 6.4(s) of the American Disclosure Schedule and are now, and will be after the Closing, valid and in full force and effect, and American shall have full benefit of the same, except where the failure to have the benefit of any such license, permit, registration, order, authorization, approval or franchise would not, individually or in the aggregate, have a Material Adverse Effect. American has not received any notification of any asserted present failure (or past and unremedied failure) by it to have obtained any such license, permit, registration, order, authorization, approval or franchise.

(t) Warranty or Other Claims. No product manufactured, sold, leased or delivered by American is subject to any guaranty, warranty, right of return or other indemnity beyond the applicable standard terms and conditions of sale or lease, which have been provided in writing to American. There are no existing or, to the knowledge of American, threatened claims or any facts upon which a claim could be based, against American for services or merchandise which are defective or fail to meet any service or product warranties which would, individually or in the aggregate, have a Material Adverse Effect. No claim has been asserted against American for renegotiation or price redetermination of any business transaction, and American has no knowledge of any facts upon which any such claim could be based.

(u) Insurance. Section 6.4(u) of the American Disclosure Schedule lists all insurance policies in force covering its business, properties and assets and all outstanding claims against such policies. All such policies are currently in effect, and American has not received notice of cancellation or termination of, or material premium increase with respect to, of any such insurance in effect on the date hereof or within the past (2) years. All such policies are issued by an insurer that is financial sound and reputable and provide adequate insurance coverage for the assets and operations of American for all risks customarily insured against by a person or entity engaged in a similar business as American.

(v) Corporate Books and Records. The minute books and stock ledgers of American, copies of which have been made available for inspection by American, have been kept in due course, accurately record all material action taken by American’s stockholders, board of directors and committees thereof and are complete in all material respects.

(w) Transactions with Affiliates. Except transactions between the American and Marwich Colorado, American is not a party to any affiliate transactions through the date of this Agreement and has no existing commitments to engage in any affiliate transactions in the future.

(x) Disclosure. No representation or warranty by American in this Agreement and no statement contained in the American Disclosure Schedule or any certificate delivered by American to American pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading when taken together in light of the circumstances in which they were made.

ARTICLE VII

Additional Covenants and Agreements

7.1. Conduct of Business.

(a) Marwich Colorado, Marwich Nevada and Merger Sub covenant and agree that, during the period from the date of this Agreement to the Effective Time (unless the Parties shall otherwise agree in writing and except as otherwise contemplated by this Agreement), Marwich Colorado, Marwich Nevada and Merger Sub will conduct their operations according to its ordinary and usual course of business consistent with past practice, except that Marwich Colorado and Marwich Nevada will solicit shareholder approval to complete, and then proceed to complete, the Reincorporation..

(b) Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement (including the completion of the Reincorporation and the exercise by any shareholders of Marwich Colorado of their right to dissent from the Reincorporation), prior to the Effective Time, neither Marwich Colorado, Marwich Nevada nor Merger Sub will, without the prior written consent of American:

(i) issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof;

(ii) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any of its outstanding securities;

(iii) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constrictive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such;

(iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger as provided for herein);

(v) adopt any amendments to its Articles of Incorporation or By-Laws;

(vi) make any acquisition, by means of merger, consolidation or otherwise, or disposition, of assets (except in the ordinary course of business) or securities;

(vii) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person, other than the Merger;

(viii) make or revoke any material Tax election, settle or compromise any material Federal, state, local or foreign Tax liability or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes (except for Tax elections which are consistent with prior such elections (in past years));

(ix) incur any liability for Taxes other than in the ordinary course of business; or

(x) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(c) Between the date hereof and the Effective Time, except as contemplated herein, neither Marwich Colorado, Marwich Nevada nor Merger Sub shall (without the prior written consent of American) (A) grant any increases in the compensation of any of their directors or officers and, except in the ordinary course of business and in accordance with its customary past practices, grant increases to any key employees; (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director, officer or key employee, whether past or present; (C) enter into any new or amend any existing employment or severance agreement with any such director, officer or key employee; or (D) except as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder.

7.2 Certificate of Designation. Marwich Nevada shall take all actions necessary in accordance with the NCL and its Articles of Incorporation and Bylaws to file a Certificate of Designation authorizing and establish shares of the Series B Preferred Stock, $0.001 par value per share, having the rights, privileges, preferences and restrictions as set forth in American’s Articles of Incorporation.

7.3. Information Statement. Subject to receipt from American of the requisite audited and unaudited financial statements to be included in the Proxy Statement, as promptly as reasonably practicable after the execution of this Agreement, American and Marwich Colorado shall prepare, and Marwich Colorado shall file with the SEC in preliminary form, an Information Statement pursuant to Regulation 14C of the Exchange Act. The Information Statement shall provide information to the Marwich Colorado’s stockholders with respect to the Reincorporation, the matters contemplated by this Agreement, and the other matters listed in Exhibit A to this Agreement, in addition to such other matters as Marwich Colorado may deem appropriate. Each of American and Marwich Colorado shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect thereto. Marwich Colorado shall use its reasonable best efforts to cause the Information Statement to be mailed to its stockholders as promptly as reasonably practicable after filing with or, if necessary, clearance from the SEC. American shall furnish all information as may be required to comply in all material respects with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to receipt of Marwich Colorado Stockholder Approval, any information relating to American, any American Subsidiary, Marwich Nevada, Marwich Colorado or Merger Sub, or any of their respective Affiliates, directors or officers, should be discovered by American, any American Subsidiary, Marwich Nevada, Marwich Colorado or Merger Sub which should be set forth in an amendment or supplement to the Information Statement, so that either such document would not include any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable laws or the SEC, disseminated to the stockholders of Marwich Colorado. Marwich Colorado shall notify American promptly of the receipt of any comments from the SEC or the staff of the SEC for amendments or supplements to the Information Statement or for additional information and shall supply American with copies of (i) all correspondence between Marwich Colorado or any of its Representatives, on the one hand, and the SEC or staff of the SEC, on the other hand, with respect to the Information Statement or the Merger.

7.4. Approval of American’s Stockholders; Disclosure Document.

(a) American shall take all actions necessary in accordance with the NCL and its Articles of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders or solicit the written consent from American’s stockholders (including, if necessary, a separate meeting or written consent of holders of American Preferred) as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the Transactions. American will, through American’s Board of Directors, recommend to its stockholders approval of such matters. American shall promptly solicit the votes or the written consents of the stockholders approving this Agreement and the Merger. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Disclosure Statement, American or Marwich Colorado, as the case may be, will promptly inform the other of such occurrence and cooperate in preparing and mailing to stockholders such amendment or supplement. American shall comply with the requirements of the NCL and the rules and regulations promulgated thereunder in connection with the solicitation of votes to approve this Agreement and the Merger from the stockholders.

(b) Since Marwich Nevada will issue the Marwich Nevada Shares in the Merger in reliance on the exemption from registration under Regulation D of the Securities Act, each stockholder of American will complete a certification regarding investment intent with respect to holding the Marwich Nevada Shares and other matters related to demonstrating full compliance with Regulation D, and no stockholder of American will (i) offer or sell any such Marwich Nevada Shares except in compliance with Rule 144 promulgated under the Securities Act or (ii) otherwise dispose of any such shares except in compliance with the Securities Act and the rules and regulations thereunder. Each stockholder of American, by virtue of the Merger and the conversion into Marwich Nevada Shares of American Stock held by such stockholder, shall be bound by this Section 7.4(b).

(c) Promptly after the execution of this Agreement, Marwich Colorado, Marwich Nevada, Merger Sub and American shall jointly prepare a Disclosure Statement so that the issuance of Marwich Nevada Stock in the Merger shall be exempt from registration under Regulation D of the Securities Act. The Disclosure Statement shall constitute a disclosure document for the offer and issuance of the shares of Marwich Nevada Stock to be received by the stockholders of American in the Merger. Each of Marwich Nevada, Marwich Colorado, Merger Sub and American agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Disclosure Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation thereof. American will promptly advise Marwich Colorado, Marwich Nevada and Merger Sub, and Marwich Colorado, Marwich Nevada and Merger Sub will promptly advise American in writing if at any time prior to the Effective Time of Merger any of American, Marwich Colorado, Marwich Nevada or Merger Sub shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Disclosure Statement in order to make the statements contained or incorporated by reference therein not misleading or compliant with applicable law. Anything to the contrary contained herein notwithstanding, American shall not include in the Disclosure Statement, or in any other materials delivered to the stockholders, any information with respect to Marwich Colorado, Marwich Nevada, Merger Sub or their affiliates or associates, the form and content of which information shall not have been approved by Marwich Colorado, Marwich Nevada and Merger Sub prior to such inclusion.

(d) Marwich Nevada shall use all commercially reasonable efforts to comply with the securities and blue sky laws of all jurisdictions that are applicable to the issuance of Marwich Nevada Stock pursuant hereto. American shall use all commercially reasonable efforts to assist Marwich Nevada as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Marwich Nevada Stock pursuant hereto.

7.5. Best Efforts. The Parties shall: (i) promptly make their respective filings and thereafter make any other required submissions under all applicable laws with respect to the Merger and the other transactions contemplated hereby; and (ii) use their best efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

7.6. Maintenance of Insurance. Between the date hereof and through the Effective Time each of American and Marwich Colorado will maintain in full force and effect all of their presently existing policies of insurance or insurance comparable to the coverage afforded by such policies.

7.7. Representations and Warranties. Neither Marwich Colorado, Marwich Nevada nor Merger Sub, on the one hand, nor American, on the other, will take any action that would cause any of their respective representations and warranties set forth in Section 6.1, 6.2, 6.3 or 6.4, as the case may be, not to be true and correct in all material respects at and as of the Effective Time.

7.8. Notification of Certain Matters. Each of the Parties shall give prompt notice to the other Parties of (a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to its financial condition, properties, businesses or results of operations to which it is a party or is subject, (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (c) any material adverse change in their respective financial condition, properties, businesses or results of operations, taken as a whole, other than changes resulting from general economic conditions.

7.9. Tax-Free Reorganization Treatment. Prior to the Effective Time, the Parties shall use their best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within Section 368 of the Code.

7.10. Board Seat. Marwich Nevada agrees to take all actions necessary so as to cause the individuals selected by American to be nominated and elected to the Board of Directors of Marwich Nevada and to be appointed as officers of Marwich Nevada as of the Closing.

ARTICLE VIII

Conditions

8.1. Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction or waiver by each of the Parties of the following conditions:

(a) this Agreement and the Merger and related matters shall have received the Requisite Stockholder Approval of the matters set forth on Exhibit A; and

(b) no writ, order, decree or injunction of a court of competent jurisdiction or Governmental Entity shall have been entered against either Party which prohibits the consummation of the Merger and related matters.

8.2. Conditions to the Obligations of American. The obligations of American to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by American to the extent permitted by applicable law:

(a) Marwich Colorado, Marwich Nevada and Merger Sub shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 6.1(e), 6.2(e) and 6.3(e) that are reasonably deemed necessary by American, upon advice of counsel, to provide for the continuation of all material agreements and to consummate the Merger;

(b) The Reincorporation shall have been consummated;

(c) the representations and warranties of Marwich Colorado, Marwich Nevada and Merger Sub set forth in Sections 6.1, 6.2 and 6.3 shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of such specific date;

(c) Marwich Colorado, Marwich Nevada and Merger Sub shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(d) no action, suit or proceeding shall be pending or threatened before any Governmental Entity or authority wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Marwich Nevada to own, operate or control any of the assets and operations of the Surviving Corporation following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e) from the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect upon the business of Marwich Colorado, Marwich Nevada or Merger Sub, nor shall there have occurred any event or development which could reasonably be likely to result in a Material Adverse Effect upon the business of Marwich Nevada, Marwich Colorado or Merger Sub in the future; and

(f) all actions to be taken by Marwich Colorado, Marwich Nevada and Merger Sub in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to American and its counsel.

8.3. Conditions to the Obligations of Marwich Colorado, Marwich Nevada and Merger Sub. The obligations of Marwich Colorado, Marwich Nevada and Merger Sub to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Marwich Colorado, Marwich Nevada and Merger Sub to the extent permitted by applicable law:

(a) American shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 6.4(e) that are reasonably deemed necessary by Marwich Colorado or Marwich Nevada, upon advice of counsel, to provide for the continuation of all material agreements and to consummate the Merger;

(b) the representations and warranties of American set forth in Section 6.4 shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of such specific date;

(c) American shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(d) no action, suit or proceeding shall be pending or threatened before any Governmental Entity or authority wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of Marwich Nevada to own, operate or control any of the assets and operations of the Surviving Corporation following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(e) from the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect upon the business of American, nor shall there have occurred any event or development which could reasonably be likely to result in a Material Adverse Effect upon the business of American in the future; and

(f) all actions to be taken by American in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Marwich Colorado and Marwich Nevada and their counsel.

ARTICLE IX

Termination

9.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after gaining Requisite Stockholder Approval, by the mutual written consent of American, Marwich Nevada, Marwich Colorado and Merger Sub.

9.2. Termination by Marwich Nevada, Marwich Colorado and Merger Sub. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Marwich Nevada, Marwich Colorado and Merger Sub if:

(a) any representation or warranty of American contained in this Agreement shall not be true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured and has not been cured within five (5) business days following receipt by the breaching Party of notice of the breach) or on and as of the Effective Time as if made on and as of the Effective Time; or

(b) the Merger is not submitted to American’s stockholders as contemplated by this Agreement (provided that neither Marwich Colorado nor Marwich Nevada is in material breach of the terms of this Agreement and this Agreement has not otherwise been terminated pursuant to this Article IX).

9.3. Termination by American. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of American if:

(a) any representation or warranty of Marwich Colorado or Marwich Nevada contained in this Agreement shall not be true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured and has not been cured within five (5) business days following receipt by the breaching Party of notice of the breach) or on and as of the Effective Time as if made on and as of the Effective Time; or

(b) the Merger is not submitted to Marwich Colorado’s and Marwich Nevada’s stockholders as contemplated by this Agreement (provided that American is not in material breach of the terms of this Agreement and this Agreement has not otherwise been terminated pursuant to this Article IX).

9.4. Effect of Termination. In the event of termination of this Agreement by a Party as provided in this Article IX, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties or their respective affiliates, officers, directors or stockholders, except (x) with respect to the payment of expenses pursuant to Section 10.1 and (y) to the extent that such termination results from the breach of a Party of any of its representations or warranties, or any of its covenants or agreements, in each case, as set forth in this Agreement.

ARTICLE X

Miscellaneous and General

10.1. Payment of Expenses. Whether or not the Merger shall be consummated, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, provided that the Surviving Corporation shall pay any and all property or transfer taxes imposed on the Surviving Corporation.

10.2. Non-Survival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement, except to the extent a breach or such representation formed the basis for such termination (as provided in Section 10.4).

10.3. Modification or Amendment. Subject to the applicable provisions of the CGCL, at any time prior to the Effective Time, the Parties may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of both Parties; provided, however, that after the Requisite Stockholder Approval is obtained, no amendment shall be made which changes the consideration payable in the Merger or adversely affects the rights of American’s or Marwich Colorado’s stockholders (as the case may be) hereunder without the approval of such stockholders.

10.4. Waiver of Conditions. The conditions to each of the Parties’ obligations to consummate the Merger are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law.

10.5. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

10.7. Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise.

10.8. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article V hereof, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

10.9. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

10.10. Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise.

10.11. Recovery of Attorney’s Fees. In the event of any litigation between the parties relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs (including court costs) from the non-prevailing party, provided that if both parties prevail in part, the reasonable attorney’s fees and costs shall be awarded by the court in such manner as it deems equitable to reflect the relative amounts and merits of the parties’ claims.

10.12. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto and shall be effective as of the date first written above.

MARWICH II, LTD.,
a Colorado corporation

By: /s/ Eric A. McAfee
Name: Eric A. McAfee
Its: Chief Executive Officer

MARWICH II, LTD.,
a Nevada corporation

By: /s/ Eric A. McAfee
Name: Eric A. McAfee
Its: Chief Executive Officer

AE BIOFUELS, INC.,
a Nevada corporation

By: /s/ Eric A. McAfee
Name: Eric A. McAfee
Its: Chief Executive Officer

AMERICAN ETHANOL, INC.,
a Nevada corporation

By: /s/ Eric A. McAfee
Name: Eric A. McAfee
Its: Chairman of the Board

SIGNATURE PAGE TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

Exhibit A

Matters for Consideration of Marwich Colorado Stockholders

1.	Approval of change of corporate domicile from Colorado to Nevada;
2.	Approval of Agreement and Plan of Merger and the Merger;
3.	Authorization of Marwich Nevada to consummate the Merger;
4.	Approval of Amendment to Articles of Incorporation of Marwich Nevada to change name to AE Biofuels, Inc.

Matters for Consideration of Marwich Nevada Stockholder

1.	Approval of change of corporate domicile from Colorado to Nevada;
2.	Approval of Agreement and Plan of Merger and the Merger;
3.	Approval of Amendment to Articles of Incorporation of Marwich Nevada to change name to AE Biofuels, Inc.

Matters for Consideration of American Stockholders

2.	Approval of Agreement and Plan of Merger and the Merger